Calculation of Filing Fee Tables
S-8
ENANTA PHARMACEUTICALS INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.01 par value per share	Other	1,600,000	$ 14.88	$ 23,808,000.00	0.0001381	$ 3,287.89
Total Offering Amounts:						$ 23,808,000.00		$ 3,287.89
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,287.89
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Registrant's common stock, $0.01 par value per share (the "Common Stock") that become issuable under the Registrant's 2019 Equity Incentive Plan (as amended through March 11, 2026) (the "2019 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. The Amount Registered covers 1,600,000 shares of the Registrant's Common Stock, which are issuable pursuant to the 2019 Plan. The Proposed Maximum Offering Price Per Share is estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $14.88, the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Global Select Market on May 6, 2026, which date is within five business days prior to the filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources